[STARK WINTER & SCHENKEIN LOGO OMITTED]

                           STARK o WINTER o SCHENKEIN

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the use in this registration statement on Amendment No. 1 Form SB-2 of our report dated March 23, 2004, relating to the consolidated financial statements of Cyco.net, Inc. as of December 31, 2003 and for the years ended December 31, 2002 and 2003, and the reference to our firm as experts in the registration statement.


/s/ STARK WINTER & SCHENKEIN

July 22, 2004
Denver, Colorado


                     STARK o WINTER o SCHENKEIN & CO., LLP
              Certified Public Accountants o Financial Consultants
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